Exhibit 99.1

CANGATEWAY TO REPRESENT CTTA IN LIBYA

CTTA'S POLICE TRAINING PROGRAMS TARGET  NATION BUILDING IN LIBYA

Montreal, Quebec--(November 14, 2012) - The Canadian Tactical Training Academy
(CTTA) (Pink Sheets: CTTG)

The Canadian Tactical Training Academy ("the Company") announced today that an agreement has been reached with CANGATEWAY to act as its master agent and represent the Company in Libya.

After visiting CTTA's Montreal offices and meeting with management, Mr. Khaled Itaychany, Vice President of CANGATEWAY stated that "the specialized and proven techniques used by CTTA in training law enforcement personnel would be in demand in Libya as the country trains its new police force".

Intelligent Crowd Control Methodology (Trade Mark Pending) is an important aspect of CTTA's training curriculum. This approach adheres to Canadian guidelines respecting human rights.

Mr. Itaychany, a resident of Montreal, travels frequently to his native Libya. He will represent CTTA in its efforts to achieve specific goals in the area which includes law enforcement training and selling equipment such as bullet-proof vests and riot gear to the police force.

Mr. Itaychany, who is well known in government circles will also open doors in Libya and intends to schedule meetings with the various ministries responsible for law enforcement.

Mr. Angelo Marino, Vice President of CTTA, commented, "We are pleased to have entered into a working relationship with CANGATEWAY and Mr. Itaychany. We have much to offer with respect to the planned training programs in Libya. CTTA is already in Qatar, Kuwait, and other countries to discuss Security Training, Logistics, and Consulting Services opportunities with various government agencies. The opportunity to provide professional training services in Libya is enormous "

ABOUT THE CANADIAN TACTICAL TRAINING ACADEMY

The Canadian Tactical Training Academy (CTTA) is an organization devoted to the training of law enforcement, security, investigation, protection officers and all those who dedicate themselves to maintaining peace.

The Academy also provides tailored security and safety-oriented civilian training at both the individual and corporate levels.

CTTA offers recognized tactical training programs of the highest level, as well as specialized programs for the fields of Intelligence and Investigation, Executive Protection and both Public and Private Security and Safety.
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CTTA`s Mission is to facilitate professional training and operational objectives by offering the tools and guidance required to enhance careers and ensure survival!

CTTA offers specialized programs such as: Executive Protection, Investigation and Surveillance, Rapid Integrated Survival Kombat (RISK) System, Tactical Firearms, Handcuffing, Airport and Airline Security (IATA and ICAO standards), Ports Facilities and Maritime Security (ISPS Code), Basic SWAT Techniques, Corporate Safety Awareness, and much more.

CTTA`s civilian training programs are recognized by numerous notable corporations, and its instructors are proud members of several prestigious law enforcement and security associations.

ABOUT CANGATEWAY

The Canadian Gateway for Education (CANGATEWAY) is a private Canadian training and development consortium established as a Canadian consultant for the Libyan private sector and the Libyan Government with regards to higher education reform and workforce training.

CANGATEWAY works with its partners to outline and identify the needs of Libyan institutions and how to engage Canadians institutions in the nation's rebuilding efforts.

CANGATEWAY gives greater focus on workforce training in the following key areas:
The training of peace and law enforcement officers, business management, hospitality and tourism, English language and technical training.

RISK FACTORS AND CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This press release includes forward-looking statements about our plans and future performance, including those under Outlook for 2011. These statements use such words as "may," "will," "expect," "believe," "plan," "anticipate," "contemplate," "target," "continue," "intend," "estimate," "project," and similar expressions identify forward-looking statements. They reflect our expectations and speak only as of the date of this press release. We do not undertake to update them. Our expectations (or the underlying assumptions) may change or not be realized, and you should not rely unduly on forward-looking statements.

Contacts:
Jocelyn Moisan, Angelo Marino and John Farinaccio
Canadian Tactical Training Academy
7000 Cote de Liesse, Suite 8
Montreal, Quebec, H4T 1E7, Canada
Phone: 514-373-8411

http://www.ctta-global.com